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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

To the Board of Directors of
DBT Online, Inc.

     We have issued our reports dated August 12, 1999 regarding the consolidated financial statements of I.R.S.C., Inc. and subsidiaries for each of the three years in the period ended December 31, 1998, appearing in this Annual Report on Form 10-K/A of DBT Online, Inc. for the year ended December 31, 1998. We hereby consent to the incorporation by reference of said reports in the Registration Statements of DBT Online, Inc. on Form S-8 (Registration No.'s 333-11235 and 333-41313).

                                          CORBIN & WERTZ

Irvine, California
September 10, 1999